                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of
earliest event reported):                                         March 31, 1998

                          THE FRESH JUICE COMPANY, INC.
             ------------------------------------------------------
               (Exact name of registrant as specified in charter)


Delaware                           0-15320                       11-2771046
--------------------------------------------------------------------------------
(State or other               (Commission file                 (IRS employer
jurisdiction of                   number)                    identification no.)
incorporation)




     280 Wilson Avenue, Newark, New Jersey                          07105
--------------------------------------------------------------------------------
   (Address of principal executive offices)                       (Zip Code)




   Registrant's telephone number, including area code:         (973) 465-7100
--------------------------------------------------------------------------------

            Item 5. Other Events.

            The Fresh Juice Company Inc. (the "Registrant") announced on March 31, 1998 that it had entered into a letter agreement with Saratoga Beverage Group, Inc. ("Saratoga") regarding a possible acquisition of the Registrant by Saratoga at a cash purchase price of not less than $3.75 per share (the "Letter Agreement"). The proposed transaction is subject to, among other things, due diligence, financial contingencies and the negotiation and execution of a definitive agreement.

            In the letter agreement the Registrant has agreed to certain "No-shop" provisions, subject to the fiduciary duties of the Registrant's board of directors, through not later than April 25, 1998. The letter agreement further provides for the payment to Saratoga by the Registrant of $750,000 in the event the Registrant (i) enters into a definitive agreement and the transaction is not consummated for reasons other than as a result of Saratoga failing to obtain financing or complying with its obligations or (ii) accepts a superior offer on or before a date not later than July 24, 1998. The letter agreement also provides for a payment, in lieu of the $750,000 described above, of not more than $250,000 based upon documented, out-of-pocket expenses of Saratoga if the Registrant is unable to obtain a fairness opinion from its investment banker with respect to the acquisition by Saratoga at $3.75 per share and a superior offer is not accepted on or before a date not later than July 24, 1998.

            Simultaneously with execution of the Letter Agreement, the Registrant and Saratoga entered into a confidentiality agreement governing the confidentiality of information exchanged by the Registrant and Saratoga in pursuing the possible acquisition.

            The Registrant has also been advised that Saratoga and Steven Smith, a director, president and shareholder of the Registrant, have entered into an Option Agreement dated March 16, 1998 and executed by Mr. Smith on March 18, 1998 (the "Option Agreement") whereby Mr. Smith has granted to Saratoga the option to purchase 825,000 shares of his common stock in the Registrant at $3.00 per share. The Option Agreement provides for the consideration to be paid to Mr. Smith to be increased under certain circumstances involving an acquisition of the Registrant at a price in excess of $3.00 per share. Attached to this Current Report as Exhibits and incorporated herein by reference are copies of: (a) the News Release issued by the Registrant on March 31, 1998 regarding the transactions described in this Current Report (the "News Release", Exhibit 99(a)); and (b) the Letter Agreement (Exhibit 99(b)). In addition, the Registrant has been informed that a copy of the Option Agreement has been filed as an exhibit to the Schedule 13D filed by Saratoga on March 30, 1998. The descriptions of the terms of the Letter Agreement set forth in this Current Report are qualified in their entirety by reference to the full text of the Letter Agreement and the News Release.

            Item 7. Financial Statements and Exhibits.

            EXHIBIT NO.            DESCRIPTION
            -----------            -----------

            99(a)                  News Release dated March 31, 1998.

            99(b) Letter Agreement dated March 29, 1998 and executed by the Registrant on March 30, 1998.

                                    SIGNATURE

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    THE FRESH JUICE COMPANY, INC.



                                    By: /s/ Steven M. Bogen
                                        ----------------------------------------
                                        Steven M. Bogen, Chief Executive Officer


Dated: April 2, 1998

                                INDEX TO EXHIBITS


            EXHIBIT NO.            DESCRIPTION
            -----------            -----------

            99(a)                  News Release dated March 31, 1998.

            99(b) Letter Agreement dated March 29, 1998 and executed by the Registrant on March 30, 1998.